Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement to Form S-1 of our report dated October 8, 2025, which includes an explanatory paragraph regarding the Company’s ability to continue as going concern, relating to the financial statements of Soren Acquisition Corp. as of September 15, 2025, and for the period from September 2, 2025 (inception) through September 15, 2025, which is contained in that Prospectus.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

New York, New York

October 8, 2025